SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) August 28, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)













ITEM 4.01.  CHANGES TO THE REGISTRANT'S CERTIFYING ACCOUNTANT

On August 30, 2006, the Audit Committee of AMCON Distributing Company (the "Company") appointed McGladrey and Pullen, LLP ("McGladrey and Pullen") as the Company's independent registered public accounting firm to audit the Company's financial statements as of and for the year ended September 30, 2006, subject to McGladrey and Pullen's finalization of their standard client acceptance procedures. The selection process began with the Audit Committee's December 11, 2005 directive for Management to undertake a Request For Proposal process for the audit of the fiscal 2006 financial statements in accordance with the Audit Committee's charter. This process was delayed because of the late filing of the Company's 2005 Annual Report on Form 10-K. Since June 2006, the Company has been conducting an evaluation of various public accounting firms' qualifications to audit the financial statements.

On August 28, 2006, the Company's independent registered public accounting firm, Deloitte & Touche, LLP ("Deloitte & Touche") provided the Company's Audit Committee Chairman with the oral communication that it would decline to stand for re-election as the Company's independent registered accounting firm if asked to do so by the Company.

Deloitte & Touche's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte & Touche's report, dated August 21, 2006, on the Company's September 30, 2005, September 24, 2004 and September 26, 2003 financial statements included an explanatory paragraph regarding litigation relating to the Company's June 2004 purchase of Trinity Springs, Inc. and an explanatory paragraph relating to the restatement of the Company's 2004 financial statements. Additionally, Deloitte & Touche's report dated January 7, 2005, (August 19, 2005 as to the effects of a subsequent event and as to the effects of restatements of the Company's 2004 and 2003 financial statements) on the Company's September 24, 2004, September 26, 2003 and September 27, 2002 financial statements included an explanatory paragraph related to the restatements of the Company's 2004 and 2003 financial statements.

During the Company's two most recent fiscal years and the subsequent interim period to August 28, 2006, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the Company's two most recent fiscal years and the subsequent interim period to August 28, 2006, there have been no events of the type required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, except that Deloitte & Touche and the Company identified material weaknesses in the Company's internal control over financial reporting related to (i) inventory accounting errors that occurred at one of its subsidiaries, (ii) the application of accounting literature for discontinued operations, (iii) insufficient levels of appropriately qualified and trained personnel in the accounting office of a subsidiary, (iv)

                                  -1-


insufficient oversight and review of disclosure controls and procedures of its subsidiaries and (v) the Company's disclosure controls and procedures with respect to the application of accounting guidance in certain Emerging Issues Task Force applications and other accounting standards relating to financing transactions, including the transaction's impact on diluted earnings per share. The material weaknesses have previously been disclosed in the Company's periodic filings on Forms 10-K and Forms 10-Q, and amendments thereto, filed with the SEC. The material weaknesses resulted in the restatement of the Company's financial statements.

The Company has provided Deloitte & Touche with a copy of the disclosures made in this Current Report on Form 8-K prior to its filing with the SEC and requested that Deloitte & Touche furnish the Company with a letter addressed to the SEC stating whether Deloitte & Touche agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated September 1, 2006, provided by Deloitte & Touche in response to such request is included as an exhibit to this Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1             Letter from Deloitte & Touche LLP
                          to the Securities and Exchange Commission dated September 1, 2006

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)

Date: September 1, 2006         By :     Andrew C. Plummer
                                         -------------------------
                                Name:    Andrew C. Plummer
                                Title:   Vice President & Acting
                                          Chief Financial Officer

                                -2-


                                   -end-












EXHIBIT NO 99.1


September 1, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561


Dear Sirs/Madams:


We have read Item 4 of AMCON Distributing Company's Form 8-K dated August 28, 2006, and we agree with the statements made in the 2nd, 3rd, 4th, 5th, and 6th paragraphs and have no basis to agree or disagree with the statements made in the 1st paragraph.


Yours truly,

/s/ Deloitte & Touche LLP